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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT


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
Name of Subsidiary                      State of Incorporation    Name Under Which Subsidiary Is Doing Business
------------------                      ----------------------    ---------------------------------------------
Isis Tele-Communications, Inc.          Delaware                  Isis Tele-Communications, Inc.
